UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2014

TUMBLEWEED HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	0-22315	34-1413104
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

720 Fifth Avenue, 10th Floor, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 247-0581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Skuli Thorvaldsson as Chief Financial Officer and Director. On November 18, 2014, Skuli Thorvaldsson resigned from the Board of Directors and as Chief Financial Officer of the Company.

Appointment of Seth Lukash as Interim Chief Financial Officer.  On November 18, 2014, Seth Lukash was appointed Interim Chief Financial Officer of the Company.

Seth Lukash, Mr. Lukash, 68, has been a director of the Company since May 2014. He has 30 years of experience as a CEO of various technology companies. He was the Chairman and CEO of Tridex Corporation from 1983 to 1995. Under Mr. Lukash's leadership, Tridex grew its revenues from $6 million to over $100 million. Mr. Lukash then became CEO and Chairman of Progressive Software, a large provider of application software to the restaurant and hospitality market from 1995 to 2001. Between 2001 and 2003 he was CEO of Food Automation Services and Smart Commercial Kitchens, a group of privately held companies providing controls and technology to the food services industry. Mr. Lukash is a director of Strategic Turnaround Master Partnership, Ltd. (Cayman) and Triax Technologies, Inc. He also serves as advisor to Strategic Turnaround Equity Partners, LP (Cayman), a fund focused on investments in public and private companies. He graduated from the University of Miami in 1968 with a B.A. in Finance.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

TUMBLEWEED HOLDINGS, INC.

Dated: November 19, 2014

By: /s/ Gary Herman

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Gary Herman

Chief Executive Officer